Exhibit 99.1

DIRECTV Announces Fourth Quarter and Full Year 2014 Results

DIRECTV Fourth Quarter Revenue Growth of 4% Drives Full Year Revenues Up 5% to $33.3 billion.

  DIRECTV Latin America full year revenues increase 3% to $7.1 billion principally related to the addition of approximately 903,000 net new subscribers during the year.
  Full year DIRECTV U.S. revenue growth of 5% to $26.0 billion driven by ARPU growth of 4.7% and annual subscriber growth of 99,000.

DIRECTV Full Year 2014 Adjusted Diluted Earnings Per Share Increase 12% to $6.08.

  EPS growth driven by a 3% increase in consolidated adjusted operating profit before depreciation and amortization as well as $1.4 billion of share repurchases in 2014.

DIRECTV Full Year Free Cash Flow Increases 21% to $3.1 billion.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--February 19, 2015--DIRECTV (NASDAQ:DTV) today reported that fourth quarter 2014 revenues increased 4% to $8.92 billion, operating profit before depreciation and amortization1 (OPBDA) and operating profit decreased to $2.00 billion and $1.26 billion, respectively, and diluted earnings per share was unchanged at $1.53 compared to last year's fourth quarter.

“Our fourth quarter results, although marked by challenging macroeconomic conditions in Latin America and a conscious decision to reinvest in our U.S. business, capped off another strong year of operations for DIRECTV. In Latin America, despite the macroeconomic headwinds, our DIRECTV and Sky brands attracted over 1.4 million net new customers - surpassing the 19 million cumulative subscriber mark by year-end. More importantly, even excluding Venezuela, DTVLA improved cash flow by over $400 million and generated positive cash flow for the year - easily surpassing our internal plans for the business,” said Mike White, President and CEO of DIRECTV.

“And in the U.S., despite operating in a mature, hyper-competitive market with significant cost pressures, we were able to improve our OPBDA margins for the third consecutive year and surpass all of our 2014 plans for subscriber, revenue, OPBDA and cash flow growth, while also making significant headway on improving both the customer service and entertainment experience,” White added. “The focused performance of our two primary segments resulted in a 21% increase in our consolidated free cash flow, topping $3.1 billion for the year - and leaving us with $4.6 billion of cash on the balance sheet at year end.”

White finished, “2015 will bring additional challenges to our businesses, but given our solid continued operating momentum and the pending merger with AT&T, I am confident that we will continue to drive value for our shareholders for the foreseeable future.”

DIRECTV'S Operational Review

DIRECTV Consolidated Dollars in Millions except Earnings per Common Share	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reported Financial Results
Revenues	$8,922	$8,594	$33,260	$31,754
Reported Operating Profit Before Depreciation and Amortization(1)	2,000	2,044	8,071	7,978
Reported OPBDA Margin(1)	22.4%	23.8%	24.3%	25.1%
Reported Operating Profit	1,255	1,333	5,128	5,150
Reported Operating Profit Margin	14.1%	15.5%	15.4%	16.2%
Reported Net Income Attributable to DIRECTV	778	810	2,756	2,859
Reported Diluted Earnings Per Common Share	$1.53	$1.53	$5.40	$5.17
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	269	310	979	873
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	301	399	1,173	1,589
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	163	229	788	947
Cash Paid for Satellites	96	101	285	377
Cash Flow Before Interest and Taxes(2)	1,268	1,484	5,475	4,855
Free Cash Flow(3)	814	1,000	3,144	2,608
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization			(346)	(166)
Operating Profit			(346)	(166)
Net Income Attributable to DIRECTV			(346)	(136)
Diluted Earnings Per Common Share			$(0.68)	$(0.25)
Adjusted Financial Results†
Adjusted Operating Profit Before Depreciation and Amortization(1)			8,417	8,144
Adjusted OPBDA Margin(1)			25.3%	25.6%
Adjusted Operating Profit			5,474	5,316
Adjusted Operating Profit Margin			16.5%	16.7%
Adjusted Net Income Attributable to DIRECTV			3,102	2,995
Adjusted Diluted Earnings Per Common Share			$6.08	$5.42

†"Adjusted financial results" exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Fourth Quarter Review

DIRECTV's fourth quarter revenues increased 4% to $8.92 billion principally due to strong ARPU growth at DIRECTV U.S.

Fourth quarter OPBDA and operating profit decreased to $2.00 billion and $1.26 billion, respectively, compared to the prior year period. OPBDA margin and operating profit margin declined to 22.4% and 14.1%, respectively, due to lower margins at DIRECTV Latin America (DTVLA), as well as a slight decline at DIRECTV U.S. The results of our Sports Networks, Eliminations and Other segment also impacted the comparison in the quarter with merger related costs of $33 million in 2014. This was offset by lower consulting costs in the fourth quarter 2014, as well as a pension settlement charge in the same period of 2013.

Fourth quarter net income attributable to DIRECTV decreased to $778 million primarily due to the lower operating profit and unfavorable comparisons in the "Other, net" line of the Consolidated Statements of Operations, partially offset by a decrease in income tax expense mostly due to lower earnings before taxes and a lower effective tax rate in the fourth quarter of 2014 related to the settlement and resolution of state income tax issues. "Other, net" was impacted by a $78 million decrease in equity earnings from Sky Mexico primarily related to Sky Mexico's recognition of certain one-time tax benefits in 2013, which was partially offset by a $39 million gain on interest rate swap contracts at DIRECTV. Diluted earnings per share was unchanged at $1.53 as the favorable impact of share repurchases made prior to the announcement of the pending transaction with AT&T offset the decline in net income.

Cash flow before interest and taxes2 declined to $1.27 billion compared to the fourth quarter of 2013 primarily due to a reduction in cash generated from working capital, partially offset by lower capital expenditures. The decrease in cash generated from working capital was mostly due to the timing of customer receivables at DIRECTV U.S. and the timing of vendor payments at DTVLA, partially offset by $90 million in proceeds from the settlement of certain swap contracts at DIRECTV U.S. The lower capital expenditures were principally due to a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA mostly due to declining set-top box costs, higher usage of refurbished set-top boxes at DIRECTV U.S. and the timing of set-top box purchases at DTVLA. Fourth quarter free cash flow3 decreased to $814 million due to the lower cash flow before interest and taxes, partially offset by lower tax payments due to the timing of such payments.

Also during the quarter, but not included in free cash flow, was a December 2014 debt issuance by DIRECTV U.S. of $1,200 million principal amount of 3.950% senior notes due in 2025.

Full Year Review

DIRECTV's full year 2014 revenues increased 5% to $33.26 billion principally due to higher ARPU at DIRECTV U.S., as well as subscriber growth over the last year at DTVLA.

DIRECTV's adjusted OPBDA increased 3% to $8.42 billion and adjusted operating profit increased 3% to $5.47 billion in 2014. Adjusted OPBDA margin and adjusted operating profit margin declined to 25.3% and 16.5%, respectively, as higher margin at DIRECTV U.S. was more than offset by a decline in margin at DTVLA primarily due to costs associated with the FIFA World Cup in 2014 and the ECAD settlement in 2013 discussed below. The results of our Sports Networks, Eliminations and Other segment also impacted the annual comparison with merger related costs of $72 million in 2014. This was offset by lower consulting costs in 2014, as well as a pension settlement charge in 2013. Reported OPBDA increased 1% to $8.07 billion and reported operating profit declined slightly to $5.13 billion.

In September 2013, DTVLA settled a fee dispute and paid $92 million to Escritório Central de Arrecadação e Distribuição, or ECAD, the organization responsible for collecting performance rights fees under Brazilian law. The settlement resulted in a pre-tax gain for the reversal of amounts previously expensed of $128 million. The gain is comprised of a reduction in "Broadcast Programming and Other" of $70 million, a reduction in "Interest Expense" of $37 million and $21 million in "Other, net" in the Consolidated Statements of Operations.

Adjusted net income attributable to DIRECTV increased 4% to $3.10 billion in 2014 primarily due to the higher adjusted operating profit and favorable comparisons in the "Other, net" line of the Consolidated Statements of Operations, partially offset by an increase in interest expense principally related to higher average debt balances and an increase in income tax expense mostly due to higher adjusted earnings before taxes. "Other, net" was impacted by a $39 million gain on interest rate swap contracts, a $30 million improvement in foreign currency translation at Sky Brasil and a $59 million non-cash pre-tax charge in 2013 due to the deconsolidation of DIRECTV Sports Network (DSN) Northwest. Also impacting the comparison was the favorable ECAD settlement in the prior year and a $76 million decrease in equity earnings from Sky Mexico primarily related to Sky Mexico's recognition of certain one-time tax benefits in 2013. Adjusted diluted earnings per share increased 12% to $6.08 due to the higher adjusted net income and the favorable impact of share repurchases made prior to the announcement of the pending transaction with AT&T. Reported net income attributable to DIRECTV decreased to $2.76 billion, while reported diluted earnings per share improved 4% to $5.40 compared to the prior year.

In 2014, cash flow before interest and taxes increased 13% to $5.48 billion primarily due to higher adjusted OPBDA, as well as a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA mostly due to declining set-top box costs, higher usage of refurbished set-top boxes at DIRECTV U.S. and lower post-paid gross additions, stricter upgrade policies and the timing of set-top-box purchases at DTVLA. Also impacting the comparison were $104 million in proceeds from the settlement of certain swap contracts at DIRECTV U.S. and a $92 million payment in 2013 to settle the ECAD dispute. Free cash flow grew 21% to $3.14 billion, as the higher cash flow before interest and taxes was partially offset by increased net interest payments principally related to the higher average debt balances and increased cash tax payments primarily related to higher adjusted earnings before taxes.

Also during 2014, but not included in free cash flow, were a March 2014 debt issuance by DIRECTV U.S. of $1,250 million principal amount of 4.45% senior notes due in 2024, an April 2014 debt redemption by DIRECTV U.S. of $1,000 million principal amount of 4.750% senior notes due in 2014, a December 2014 debt issuance by DIRECTV U.S. of $1,200 million principal amount of 3.950% senior notes due in 2025, cash paid for share repurchases of $1.39 billion, as well as a $383 million reduction in DIRECTV’s cash balance resulting from the devaluation of the Venezuelan bolivar denominated cash balances in 2014.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$7,136	$6,773	$26,001	$24,676
Average Monthly Revenue per Subscriber (ARPU) ($)	117.30	111.74	106.94	102.18
Operating Profit Before Depreciation and Amortization(1)	1,506	1,516	6,471	6,084
OPBDA Margin(1)	21.1%	22.4%	24.9%	24.7%
Operating Profit	1,074	1,101	4,749	4,444
Operating Profit Margin	15.1%	16.3%	18.3%	18.0%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	212	228	726	648
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	132	151	507	666
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	103	146	451	538
Cash Paid for Satellites	21	44	73	198
Cash Flow Before Interest and Taxes(2)	1,203	1,292	4,808	4,471
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	982	949	3,804	3,790
Average Monthly Subscriber Churn	1.37%	1.41%	1.52%	1.50%
Net Subscriber Additions	149	93	99	169
Cumulative Subscribers	20,352	20,253	20,352	20,253

Fourth Quarter Review

In the fourth quarter, DIRECTV U.S. revenues increased 5% to $7.14 billion compared with the fourth quarter of 2013 primarily due to strong ARPU growth along with a larger subscriber base. ARPU increased 5.0% to $117.30 mostly due to price increases on programming packages, higher advanced receiver service fees, higher ad sales, increased commercial business revenues and higher set-top box lease fees. These improvements were partially offset by increased promotional offers to existing customers and lower revenues from pay-per-view events. DIRECTV U.S. ended the year with 20.35 million subscribers.

DIRECTV U.S. net subscriber additions of approximately 149,000 increased compared to the prior year period principally due to higher gross subscriber additions and a four basis point improvement in the average monthly churn rate. The increase in gross additions was mainly associated with a successful new ad campaign, enhanced promotions, wider distribution in the consumer electronics channel and competitor programming disputes. The decrease in the monthly churn rate was primarily due to lower voluntary churn from improved retention practices, as well as more successful winback offers.

Fourth quarter OPBDA decreased slightly to $1.51 billion and OPBDA margin declined to 21.1% as higher revenues were offset by increased programming costs mostly related to programming supplier rate increases and higher subscriber acquisition costs. The higher subscriber acquisition costs were principally associated with an increase in promotional offers targeted at higher quality subscribers and a higher mix of sales from the consumer electronics channel, as well as increased usage of refurbished set-top boxes. The decline in margin was partially offset by lower upgrade and retention expenses mostly related to reduced equipment costs, as well as lower general and administrative expenses primarily related to a pension settlement charge in the fourth quarter of 2013. Operating profit decreased to $1.07 billion and operating profit margin declined to 15.1% in the fourth quarter mostly due to the decline in OPBDA margin.

Full Year Review

In 2014, DIRECTV U.S. revenues increased 5% to $26.00 billion compared to 2013 due to strong ARPU growth along with a larger subscriber base. ARPU increased 4.7% to $106.94 mostly due to price increases on programming packages, higher advanced receiver service fees, higher fees for an enhanced warranty program, higher ad sales and increased commercial business revenues. These improvements were partially offset by increased promotional offers to new and existing customers.

DIRECTV U.S. net subscriber additions of approximately 99,000 in 2014 decreased from the prior year as slightly higher gross additions were offset by a two basis point increase in the average monthly churn rate. The higher churn rate was primarily driven by a more competitive environment.

In 2014, OPBDA increased 6% to $6.47 billion and OPBDA margin improved from 24.7% to 24.9% principally due to higher revenues combined with lower upgrade and retention expenses mostly related to reduced equipment costs, as well as relatively unchanged general and administrative expenses. These margin improvements were partially offset by higher programming costs primarily related to programming supplier rate increases, as well as higher subscriber acquisition costs. The higher subscriber acquisition costs were principally associated with an increase in promotional offers targeted at higher quality subscribers and increased usage of refurbished set-top boxes. Operating profit increased 7% to $4.75 billion in 2014 and operating profit margin increased from 18.0% to 18.3% mostly due to the improvement in OPBDA margin.

DIRECTV Latin America

DIRECTV Latin America	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$1,731	$1,768	$7,061	$6,844
Average Monthly Revenue per Subscriber (ARPU) ($)	46.48	51.47	48.39	51.64
Reported Operating Profit Before Depreciation and Amortization(1)	499	550	1,649	1,943
Reported OPBDA Margin(1)	28.8%	31.1%	23.4%	28.4%
Reported Operating Profit	189	258	442	776
Reported Operating Profit Margin	10.9%	14.6%	6.3%	11.3%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	59	82	254	224
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	169	248	666	923
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	60	83	337	409
Cash Paid for Satellites	70	52	190	164
Cash Flow Before Interest and Taxes(2)	103	164	707	326
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions(6)	980	989	4,395	4,382
Average Monthly Total Subscriber Churn(5)	2.31%	2.21%	2.39%	2.37%
Average Monthly Post-paid Subscriber Churn(5)	2.00%	1.85%	1.95%	2.10%
Net Subscriber Additions(5)(6)	118	231	903	1,239
Cumulative Subscribers(5)(6)	12,471	11,568	12,471	11,568
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization			(346)	(166)
Operating Profit			(346)	(166)
Adjusted Financial Results†
Adjusted Operating Profit Before Depreciation and Amortization(1)			1,995	2,109
Adjusted OPBDA Margin(1)			28.3%	30.8%
Adjusted Operating Profit			788	942
Adjusted Operating Profit Margin			11.2%	13.8%

†"Adjusted financial results" exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico's results are accounted for as an equity method investment and therefore are not consolidated by DTVLA.

Sky Brasil Segment

Sky Brasil	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$923	$963	$3,887	$3,753
Average Monthly Revenue per Subscriber (ARPU) ($)	54.52	60.41	58.35	59.97
Operating Profit Before Depreciation and Amortization(1)	268	326	1,175	1,252
OPBDA Margin(1)	29.0%	33.9%	30.2%	33.4%
Operating Profit	108	150	488	529
Operating Profit Margin	11.7%	15.6%	12.6%	14.1%
Other Data
Total Capital Expenditures	223	269	867	961
Net Subscriber Additions (Disconnections)(5)(6) (in 000's)	(1)	116	272	332
Cumulative Subscribers(5)(6) (in 000's)	5,643	5,371	5,643	5,371

Fourth Quarter Review

Excluding changes in foreign exchange rates, Sky Brasil's fourth quarter revenues grew 7% versus the prior year period driven by a 6% increase in the average number of subscribers and a 1% increase in local currency ARPU. When factoring in changes in foreign exchange rates, Sky Brasil's revenues decreased to $923 million and ARPU declined 9.8% to $54.52 compared to the fourth quarter of 2013.

Subscriber net losses of approximately 1,000 in the fourth quarter of 2014 compared to subscriber net additions of approximately 116,000 in the prior year period. The change was primarily due to a higher average monthly churn rate driven by a higher mix of subscribers taking prepaid services, the migration of key systems that impacted existing subscribers and challenging macroeconomic conditions, as well as slightly lower gross additions also associated with the macroeconomic conditions.

Sky Brasil OPBDA decreased to $268 million in the fourth quarter of 2014 and OPBDA margin declined to 29.0%.The decline in OPBDA margin was principally due to increased expenses related to the migration of key systems and the rollout of a new broadband service, as well as higher subscriber acquisition costs mostly driven by higher advertising expenses. Fourth quarter operating profit decreased to $108 million and operating profit margin declined to 11.7%, as the decline in OPBDA margin was slightly offset by the impact of lower depreciation expense resulting from changes in foreign exchange rates.

Full Year Review

Excluding changes in foreign exchange rates, Sky Brasil's full year revenues grew 13% versus the prior year period driven by a 6% increase in the average number of subscribers and a 6% increase in local currency ARPU. The increase in local currency ARPU was principally due to a reduction in credits to existing subscribers, as well as growth in advanced services. When factoring in changes in foreign exchange rates, Sky Brasil's revenues increased 4% to $3.89 billion compared to 2013, while ARPU declined 2.7% to $58.35.

Subscriber net additions of approximately 272,000 declined compared to 2013, as improved gross additions were more than offset by the impact of higher disconnections associated with the larger subscriber base, as well as a slight increase in the total average monthly churn rate. The higher gross additions were primarily driven by demand related to the FIFA World Cup. The increase in the total churn rate was principally related to the introduction of a prepaid service in the fourth quarter of 2013, a reduction in credits to existing customers and challenging macroeconomic conditions, as well as the migration of key systems that impacted existing subscribers.

Excluding the impact of the favorable ECAD settlement in the third quarter of 2013, Sky Brasil’s full year OPBDA decreased slightly to $1.18 billion and OPBDA margin declined from 31.5% to 30.2%. The decline in OPBDA margin was principally due to increased expenses related to the rollout of the new broadband service and the migration of key systems. Also excluding the impact of the favorable ECAD settlement, operating profit increased 6% to $488 million and operating profit margin increased from 12.2% to 12.6%. Operating profit margin improved as the decline in OPBDA margin was more than offset by the impact of lower depreciation expense resulting from changes in foreign exchange rates.

PanAmericana and Other Segment

PanAmericana and Other	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$808	$805	$3,174	$3,091
Average Monthly Revenue per Subscriber (ARPU) ($)	39.78	43.74	40.03	44.19
Reported Operating Profit Before Depreciation and Amortization(1)	231	224	474	691
Reported OPBDA Margin(1)	28.6%	27.8%	14.9%	22.4%
Reported Operating Profit (Loss)	81	108	(46)	247
Reported Operating Profit Margin	10.0%	13.4%	NM*	8.0%
Other Data
Total Capital Expenditures	135	196	580	759
Net Subscriber Additions (in 000's)	119	115	631	907
Cumulative Subscribers (in 000's)	6,828	6,197	6,828	6,197
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization			(346)	(166)
Operating Profit			(346)	(166)
Adjusted Financial Results†
Adjusted Operating Profit Before Depreciation and Amortization(1)			820	857
Adjusted OPBDA Margin(1)			25.8%	27.7%
Adjusted Operating Profit			300	413
Adjusted Operating Profit Margin			9.5%	13.4%

* Percentage not meaningful

†"Adjusted financial results" exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Fourth Quarter Review

Excluding changes in foreign exchange rates, fourth quarter revenues in the PanAmericana and Other segment grew 42% versus the prior year period driven by a 10% increase in the average number of subscribers and a 29% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign exchange rates, most notably in Argentina and Venezuela, revenues increased slightly to $808 million compared to the fourth quarter of 2013, while ARPU decreased 9.1% to $39.78.

Subscriber net additions of approximately 119,000 increased slightly compared to the fourth quarter of 2013 due to slightly higher gross additions and a lower average monthly total churn rate driven by an improvement in prepaid reconnection rates.

Fourth quarter OPBDA in the PanAmericana and Other segment increased 3% to $231 million and OPBDA margin improved to 28.6% from 27.8% in the prior year period. The increase in OPBDA margin was primarily due to a decrease in subscriber acquisition costs principally driven by lower advertising expenses. This margin improvement was partially offset by the ongoing impact of the decline in value of the Venezuelan bolivar, as well as inflation and the timing of price increases in Venezuela. Operating profit decreased to $81 million and operating profit margin declined to 10.0% as the higher OPBDA margin was more than offset by the impact of higher depreciation and amortization resulting from leased equipment and infrastructure capital expenditures made over the last year.

Full Year Review

Excluding changes in foreign exchange rates, full year revenues in the PanAmericana and Other segment grew 40% versus the prior year period driven by a 13% increase in the average number of subscribers and a 24% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign exchange rates, most notably in Argentina and Venezuela, revenues increased 3% to $3.17 billion compared to 2013, while ARPU decreased 9.4% to $40.03.

Subscriber net additions of approximately 631,000 decreased compared to 2013 due to higher disconnections associated with the larger subscriber base, lower gross additions and a slight increase in the total average monthly churn rate. The decline in gross additions was primarily related to tighter sales filters instituted due to challenging macroeconomic conditions. The total churn rate was negatively impacted by a higher mix of subscribers taking prepaid services.

Adjusted OPBDA in the PanAmericana and Other segment decreased to $820 million in 2014 and adjusted OPBDA margin declined to 25.8%. The decline in adjusted OPBDA margin was primarily driven by the ongoing impact of the decline in value of the Venezuelan bolivar and higher programming costs associated with special events, including the FIFA World Cup. OPBDA margin was also negatively impacted by inflation and the timing of price increases in Venezuela. Adjusted operating profit decreased to $300 million and adjusted operating profit margin declined to 9.5% mainly due to the lower OPBDA margin, as well as the impact of higher depreciation and amortization resulting from leased equipment and infrastructure capital expenditures made over the last year. Reported OPBDA decreased to $474 million and reported operating loss was $46 million in 2014.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's fourth quarter 2014 earnings call will be available on the company's website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today February 19, 2015. Access to the earnings call is also available in the United States by dialing (800) 533-9703 and internationally by dialing (785) 830-1926. The conference ID number is 3390787. A replay of the call will also be archived on our website at investor.directv.com.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2014, which is expected to be filed in February 2015, for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) In February 2013, the Venezuelan government announced a devaluation of the bolivar from the official exchange rate of 4.3 bolivars per U.S. dollar to an official rate of 6.3 bolivars per U.S. dollar. As a result of the devaluation, we recorded a pre-tax charge of $166 million ($136 million after tax) in the first quarter of 2013 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary as of the date of the devaluation. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations.

In the first quarter of 2013, the Venezuelan government announced an additional currency exchange system, the Sistema Complementario de Administración de Divisas, or SICAD 1, intended to function as an auction system for participants to exchange bolivars for U.S. dollars. Effective January 24, 2014, the Venezuelan government announced that dividends and royalties would be subject to the SICAD 1 program. We believe the SICAD 1 rate is the most representative rate to use for remeasurement, as the official rate of 6.3 bolivars per U.S. dollar will likely be reserved only for the settlement of U.S. dollar denominated obligations related to purchases of “essential goods and services,” and the equity of our Venezuelan subsidiary would be realized, if at all, through permitted dividends paid at the SICAD 1 rate. Therefore, as of March 31, 2014, we are remeasuring our Venezuelan subsidiary’s financial statements in U.S. dollars using the exchange rate determined by periodic auctions under SICAD 1, which was 10.7 bolivars per U.S. dollar at that date. Until that date, we used the official exchange rate of 6.3 bolivars per U.S. dollar. As a result of the remeasurement, we recorded a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations. Beginning in the second quarter of 2014, we are remeasuring the results of the Venezuelan subsidiary at the weighted-average rate of SICAD 1 auctions during the reporting period, and remeasuring the net monetary asset balance at the period-end rate based on the latest auction. The period-end rates based on the latest auctions was 10.6 as of June 30, 2014 and 12.0 bolivars per U.S. dollar as of both September 30, 2014 and December 31, 2014.

(5) Based on the results of an internal investigation, DTVLA determined that, beginning in 2012, certain employees of Sky Brasil directed activities which were inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and the first quarter of 2013. See DIRECTV's Current Report on Form 8-K filed with the SEC on June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

(6) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired in the full year of 2013.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project,” "strive" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 19 million customers in Latin America. DIRECTV sports and entertainment properties include ownership interests and management of four Regional Sports Networks: ROOT SPORTS Rocky Mountain, Pittsburgh, Southwest and Northwest; and has minority ownership interests in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$8,922	$8,594	$33,260	$31,754
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	4,317	4,079	14,930	13,991
Subscriber service expenses	587	568	2,320	2,242
Broadcast operations expenses	118	104	430	409
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	954	855	3,659	3,419
Upgrade and retention costs	375	394	1,456	1,547
General and administrative expenses	538	550	2,041	2,002
Merger-related costs	33	—	72	—
Venezuelan currency devaluation charge	—	—	281	166
Depreciation and amortization expense	745	711	2,943	2,828
Total operating costs and expenses	7,667	7,261	28,132	26,604
Operating profit	1,255	1,333	5,128	5,150
Interest income	25	16	68	72
Interest expense	(221)	(222)	(898)	(840)
Other, net	57	100	150	106
Income before income taxes	1,116	1,227	4,448	4,488
Income tax expense	(335)	(411)	(1,673)	(1,603)
Net income	781	816	2,775	2,885
Less: Net income attributable to noncontrolling interest	(3)	(6)	(19)	(26)
Net income attributable to DIRECTV	$778	$810	$2,756	$2,859
Basic earnings attributable to DIRECTV per common share	$1.55	$1.55	$5.46	$5.22
Diluted earnings attributable to DIRECTV per common share	$1.53	$1.53	$5.40	$5.17

Weighted average number of common shares outstanding (in millions):
Basic	502	523	505	548
Diluted	507	528	510	553

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	December 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$4,635	$2,180
Accounts receivable, net of allowances of $109 and $95	2,800	2,547
Inventories	299	283
Deferred income taxes	68	140
Prepaid expenses and other	1,017	803
Total current assets	8,819	5,953
Satellites, net	3,040	2,467
Property and equipment, net	6,721	6,650
Goodwill	3,929	3,970
Intangible assets, net	994	920
Investments and other assets	1,956	1,945
Total assets	$25,459	$21,905

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$5,048	$4,685
Unearned subscriber revenues and deferred credits	584	589
Current debt	1,327	1,256
Total current liabilities	6,959	6,530
Long-term debt	19,485	18,284
Deferred income taxes	1,726	1,804
Other liabilities and deferred credits	2,117	1,456
Commitments and contingencies
Redeemable noncontrolling interest	—	375
Stockholders' deficit	(4,828)	(6,544)
Total liabilities and stockholders' deficit	$25,459	$21,905

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)	Years Ended December 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$2,775	$2,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,943	2,828
Venezuelan currency devaluation charge	281	166
DSN Northwest deconsolidation charge	—	59
Amortization of deferred revenues and deferred credits	(48)	(53)
Share-based compensation expense	104	100
Equity in earnings from unconsolidated affiliates	(133)	(198)
Net foreign currency transaction loss	87	52
Dividends received	28	41
Net gains from sale of investments	(19)	(8)
Deferred income taxes	166	323
Excess tax benefit from share-based compensation	(23)	(24)
Other	31	(7)
Change in operating assets and liabilities:
Accounts receivable	(242)	—
Inventories	(16)	118
Prepaid expenses and other	(81)	(334)
Accounts payable and accrued liabilities	361	272
Unearned subscriber revenues and deferred credits	(5)	26
Other, net	160	148
Net cash provided by operating activities	6,369	6,394
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,940)	(3,409)
Cash paid for satellites	(285)	(377)
Investment in companies, net of cash acquired	(47)	(66)
Proceeds from sale of investments	32	257
Other, net	(123)	(158)
Net cash used in investing activities	(3,363)	(3,753)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2014	2013
Cash Flows From Financing Activities
Repayment of commercial paper (maturity 90 days or less), net	—	(155)
Proceeds from short-term borrowings	301	556
Repayment of short-term borrowings	(501)	(559)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Proceeds from long-term debt	2,650	2,099
Debt issuance costs	(14)	(12)
Repayment of long-term debt	(1,066)	(15)
Repayment of other long-term obligations	(69)	(63)
Common shares repurchased and retired	(1,386)	(4,000)
Stock options exercised	21	—
Taxes paid in lieu of shares issued for share-based compensation	(60)	(61)
Excess tax benefit from share-based compensation	23	24
Other, net	(67)	10
Net cash used in financing activities	(168)	(2,176)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(383)	(187)
Net increase in cash and cash equivalents	2,455	278
Cash and cash equivalents at beginning of the year	2,180	1,902
Cash and cash equivalents at end of the year	$4,635	$2,180
Supplemental Cash Flow Information
Cash paid for interest	$886	$840
Cash paid for income taxes	1,513	1,479

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
DIRECTV U.S.
Revenues	$7,136	$6,773	$26,001	$24,676
Operating profit before depreciation and amortization(1)	1,506	1,516	6,471	6,084
Operating profit before depreciation and amortization margin(1)	21.1%	22.4%	24.9%	24.7%
Operating profit	$1,074	$1,101	$4,749	$4,444
Operating profit margin	15.1%	16.3%	18.3%	18.0%
Depreciation and amortization	$432	$415	$1,722	$1,640

SKY BRASIL
Revenues	$923	$963	$3,887	$3,753
Operating profit before depreciation and amortization(1)	268	326	1,175	1,252
Operating profit before depreciation and amortization margin(1)	29.0%	33.9%	30.2%	33.4%
Operating profit	$108	$150	$488	$529
Operating profit margin	11.7%	15.6%	12.6%	14.1%
Depreciation and amortization	$160	$176	$687	$723

PANAMERICANA AND OTHER
Revenues	$808	$805	$3,174	$3,091
Operating profit before depreciation and amortization(1)	231	224	474	691
Operating profit before depreciation and amortization margin(1)	28.6%	27.8%	14.9%	22.4%
Operating profit (loss)	$81	$108	$(46)	$247
Operating profit margin	10.0%	13.4%	NM*	8.0%
Depreciation and amortization	$150	$116	$520	$444

SPORTS NETWORKS, ELIMINATIONS AND OTHER
Revenues	$55	$53	$198	$234
Operating loss before depreciation and amortization(1)	(5)	(22)	(49)	(49)
Operating loss	(8)	(26)	(63)	(70)
Depreciation and amortization	3	4	14	21

TOTAL
Revenues	$8,922	$8,594	$33,260	$31,754
Operating profit before depreciation and amortization(1)	2,000	2,044	8,071	7,978
Operating profit before depreciation and amortization margin(1)	22.4%	23.8%	24.3%	25.1%
Operating profit	$1,255	$1,333	$5,128	$5,150
Operating profit margin	14.1%	15.5%	15.4%	16.2%
Depreciation and amortization	$745	$711	$2,943	$2,828
*Percentage not meaningful
(1)See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$7,136	$6,773	$26,001	$24,676

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,718	3,469	12,343	11,616
Subscriber service expenses	389	372	1,519	1,474
Broadcast operations expenses	82	73	303	293
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	768	663	2,853	2,642
Upgrade and retention costs	334	348	1,276	1,350
General and administrative expenses	339	332	1,236	1,217
Depreciation and amortization expense	432	415	1,722	1,640
Total operating costs and expenses	6,062	5,672	21,252	20,232
Operating profit	1,074	1,101	4,749	4,444
Interest income	2	—	4	2
Interest expense	(212)	(212)	(862)	(827)
Other, net	46	7	51	29
Income before income taxes	910	896	3,942	3,648
Income tax expense	(263)	(322)	(1,387)	(1,353)
Net income	$647	$574	$2,555	$2,295

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	December 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$3,211	$797
Accounts receivable, net of allowances of $66 and $59	2,354	2,103
Inventories	270	249
Prepaid expenses and other	804	494
Total current assets	6,639	3,643
Satellites, net	1,717	1,810
Property and equipment, net	3,891	3,724
Goodwill	3,191	3,191
Intangible assets, net	512	527
Other assets	769	551
Total assets	$16,719	$13,446

LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,048	$3,695
Unearned subscriber revenues and deferred credits	398	380
Current debt	1,200	1,200
Total current liabilities	5,646	5,275
Long-term debt	19,327	18,203
Deferred income taxes	1,769	1,641
Other liabilities and deferred credits	687	595
Commitments and contingencies
Owner's deficit	(10,710)	(12,268)
Total liabilities and owner's deficit	$16,719	$13,446

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$2,555	$2,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,722	1,640
Amortization of deferred revenues and deferred credits	(48)	(53)
Share-based compensation expense	83	78
Deferred income taxes	266	450
Excess tax benefit from share-based compensation	(19)	(20)
Other	(45)	18
Change in other operating assets and liabilities:
Accounts receivable	(227)	(23)
Inventories	(21)	124
Prepaid expenses and other	(164)	(242)
Accounts payable and accrued liabilities	311	312
Unearned subscriber revenue and deferred credits	18	15
Other, net	35	39
Net cash provided by operating activities	4,466	4,633
Cash Flows From Investing Activities
Cash paid for property and equipment	(726)	(648)
Cash paid for subscriber leased equipment - subscriber acquisitions	(507)	(666)
Cash paid for subscriber leased equipment - upgrade and retention	(451)	(538)
Cash paid for satellites	(73)	(198)
Investment in companies, net of cash acquired	(1)	(53)
Proceeds from sale of investments	16	12
Other, net	—	(67)
Net cash used in investing activities	(1,742)	(2,158)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2014	2013
Cash Flows From Financing Activities
Repayment of commercial paper (maturity 90 days or less), net	—	(155)
Proceeds from short-term borrowings	301	556
Repayment of short-term borrowings	(501)	(559)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Cash proceeds from debt issuance	2,437	1,947
Debt issuance costs	(14)	(12)
Repayment of long-term debt	(1,000)	—
Repayment of other long-term obligations	(30)	(24)
Cash dividends to Parent	(1,500)	(4,200)
Excess tax benefit from share-based compensation	19	20
Other, net	(22)	10
Net cash used in financing activities	(310)	(2,417)
Net increase in cash and cash equivalents	2,414	58
Cash and cash equivalents at beginning of the period	797	739
Cash and cash equivalents at end of the period	$3,211	$797
Supplemental Cash Flow Information
Cash paid for interest	$852	$782
Cash paid for income taxes	1,251	1,108

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash Flow(3) to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,268	$1,484	$5,475	$4,855
Adjustments:
Cash paid for interest	(100)	(56)	(886)	(840)
Interest income	25	16	68	72
Income taxes paid	(379)	(444)	(1,513)	(1,479)
Subtotal - Free Cash Flow	814	1,000	3,144	2,608
Add Cash Paid For:
Property and equipment	733	938	2,940	3,409
Satellites	96	101	285	377
Net Cash Provided by Operating Activities	$1,643	$2,039	$6,369	$6,394
(2)(3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Operating profit before depreciation and amortization	$2,000	$2,044	$8,071	$7,978
Subtract: Depreciation and amortization	745	711	2,943	2,828
Operating profit	$1,255	$1,333	$5,128	$5,150

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2014, which is expected to be filed with the SEC in February 2015.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$8,922	$8,594	$33,260	$31,754

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,000	$2,044	$8,417	$8,144
OPBDA growth excluding Venezuelan currency devaluation charge	(2.2)%		3.4%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit before depreciation and amortization	2,000	2,044	8,071	7,978
Subtract: Depreciation and amortization	745	711	2,943	2,828
Operating profit	$1,255	$1,333	$5,128	$5,150
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	22.4%	23.8%	25.3%	25.6%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$8,922	$8,594	$33,260	$31,754

Operating profit excluding the Venezuelan currency devaluation charge	$1,255	$1,333	$5,474	$5,316
Operating Profit growth excluding Venezuelan currency devaluation charge	(5.9)%		3.0%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit	$1,255	$1,333	$5,128	$5,150
Operating profit margin excluding the Venezuelan currency devaluation charge	14.1%	15.5%	16.5%	16.7%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$778	$810	$3,102	$2,995
Net Income growth excluding Venezuelan currency devaluation charge	(4.0)%		3.6%
Subtract: Venezuelan after-tax currency devaluation charge	—	—	346	136
Net income attributable to DIRECTV	$778	$810	$2,756	$2,859
Diluted weighted average shares	507	528	510	553
Adjusted diluted earnings per common share	$1.53	$1.53	$6.08	$5.42
Adjusted diluted earnings per common share growth excluding Venezuelan currency devaluation charge	—%		12.2%

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Net Income
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$778	$810	$3,102	$2,917
Net income growth excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	(4.0)%		6.3%
Subtract: Venezuelan after-tax currency devaluation charge	—	—	346	136
Subtract: ECAD settlement gain	—	—	—	(78
Net income attributable to DIRECTV	$778	$810	$2,756	$2,859
Diluted weighted average shares	507	528	510	553
Adjusted diluted earnings per common share	$1.53	$1.53	$6.08	$5.27
Adjusted diluted earnings per common share growth excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	—%		15.4%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$103	$164	$707	$326
Adjustments:
Cash paid for interest	(18)	(11)	(54)	(80)
Interest income	22	13	62	54
Income taxes paid	(65)	(82)	(265)	(305)
Add Cash Paid For:
Property and equipment	59	82	254	224
Subscriber leased equipment - subscriber acquisitions	169	248	666	923
Subscriber leased equipment - upgrade and retention	60	83	337	409
Satellites	70	52	190	164
Net Cash Provided by Operating Activities	$400	$549	$1,897	$1,715

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$1,731	$1,768	$7,061	$6,844

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$499	$550	$1,995	$2,109
OPBDA growth excluding Venezuelan currency devaluation charge	(9.3)%		(5.4)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit before depreciation and amortization	499	550	1,649	1,943
Subtract: Depreciation and amortization	310	292	1,207	1,167
Operating profit	$189	$258	$442	$776
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	28.8%	31.1%	28.3%	30.8%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$1,731	$1,768	$7,061	$6,844

Operating profit excluding the Venezuelan currency devaluation charge	$189	$258	$788	$942
Operating Profit growth excluding Venezuelan currency devaluation charge	(26.7)%		(16.3)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit	$189	$258	$442	$776
Operating profit margin excluding the Venezuelan currency devaluation charge	10.9%	14.6%	11.2%	13.8%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$1,731	$1,768	$7,061	$6,844

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$499	$550	$1,995	$2,039
OPBDA growth excluding Venezuelan currency devaluation charge and the ECAD settlement gain	(9.3)%		(2.2)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Subtract: ECAD settlement gain	—	—	—	(70)
Operating profit before depreciation and amortization	499	550	1,649	1,943
Subtract: Depreciation and amortization	310	292	1,207	1,167
Operating profit	$189	$258	$442	$776
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	28.8%	31.1%	28.3%	29.8%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$1,731	$1,768	$7,061	$6,844

Operating profit excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$189	$258	$788	$872
Operating Profit growth excluding Venezuelan currency devaluation charge and the ECAD settlement gain	(26.7)%		(9.6)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Subtract: ECAD settlement gain	—	—	—	(70)
Operating profit	$189	$258	$442	$776
Operating profit margin excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	10.9%	14.6%	11.2%	12.7%

Sky Brasil Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

Sky Brasil
Reconciliation of Operating Profit Before Depreciation and Amortization (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$923	$963	$3,887	$3,753

Operating profit before depreciation and amortization excluding the ECAD settlement gain	$268	$326	$1,175	$1,182
OPBDA growth excluding ECAD settlement gain	(17.8)%		(0.6)%
Subtract: ECAD settlement gain	—	—	—	(70)
Operating profit before depreciation and amortization	268	326	1,175	1,252
Subtract: Depreciation and amortization	160	176	687	723
Operating profit	$108	$150	$488	$529
Operating profit before depreciation and amortization margin excluding the ECAD settlement gain	29.0%	33.9%	30.2%	31.5%

Reconciliation of Operating Profit (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$923	$963	$3,887	$3,753

Operating profit excluding the ECAD settlement gain	$108	$150	$488	$459
Operating profit growth excluding ECAD settlement gain	(28.0)%		6.3%
Subtract: ECAD settlement gain	—	—	—	(70)
Operating profit	$108	$150	$488	$529
Operating profit margin excluding the ECAD settlement gain	11.7%	15.6%	12.6%	12.2%

PanAmericana and Other Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

PanAmericana and Other
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$808	$805	$3,174	$3,091

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$231	$224	$820	$857
OPBDA growth excluding Venezuelan currency devaluation charge	3.1%		(4.3)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit before depreciation and amortization	231	224	474	691
Subtract: Depreciation and amortization	150	116	520	444
Operating profit (loss)	$81	$108	$(46)	$247
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	28.6%	27.8%	25.8%	27.7%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues	$808	$805	$3,174	$3,091

Operating profit excluding the Venezuelan currency devaluation charge	$81	$108	$300	$413
Operating profit growth excluding Venezuelan currency devaluation charge	(25.0)%		(27.4)%
Subtract: Venezuelan currency devaluation charge	—	—	346	166
Operating profit (loss)	$81	$108	$(46)	$247
Operating profit margin excluding the Venezuelan currency devaluation charge	10.0%	13.4%	9.5%	13.4%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Operating profit	$1,074	$1,101	$4,749	$4,444
Adjustments:
Subscriber acquisition costs (expensed)	768	663	2,853	2,642
Depreciation and amortization	432	415	1,722	1,640
Cash paid for subscriber leased equipment - upgrade and retention	(103)	(146)	(451)	(538)
Pre-SAC Margin	$2,171	$2,033	$8,873	$8,188
Pre-SAC Margin as a percentage of revenue	30.4%	30.0%	34.1%	33.2%
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

Reconciliation of Cash Flow Before Interest and Taxes to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,203	$1,292	$4,808	$4,471
Adjustments:
Cash paid for interest	(87)	(49)	(852)	(782)
Interest income	2	—	4	2
Income taxes paid	(324)	(322)	(1,251)	(1,108)
Add Cash Paid For:
Property and equipment	212	228	726	648
Subscriber leased equipment - subscriber acquisitions	132	151	507	666
Subscriber leased equipment - upgrade and retention	103	146	451	538
Satellites	21	44	73	198
Net Cash Provided by Operating Activities	$1,262	$1,490	$4,466	$4,633

SAC Calculation
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Subscriber acquisition costs (expensed)	$768	$663	$2,853	$2,642
Cash paid for subscriber leased equipment - subscriber acquisitions	132	151	507	666
Total acquisition costs	$900	$814	$3,360	$3,308
Gross subscriber additions (000's)	982	949	3,804	3,790
Average subscriber acquisition costs - per subscriber (SAC)	$916	$858	$883	$873

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, (212) 205-0882
or
Investor Relations:
Martin Sheehan, (310) 964-0808